EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2019 Results and Reaffirms Full Year 2019 Guidance

Above Market Growth of >6% in NA Fenestration Segment
Healthy Underlying Growth of >10% in EU Fenestration Segment
Significant Margin Expansion in EU Fenestration Segment
Targeting Year-End Fiscal 2019 Leverage Ratio of 1.5x - 2.0x

HOUSTON, March 05, 2019 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2019.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Overall, we are encouraged by the solid revenue growth we achieved during the first quarter in our North American and European Fenestration segments, especially given the seasonality of our business and public commentary related to the residential housing industry in the U.S. and Brexit in Europe.  As a reminder, our consolidated revenue stream is weighted approximately 70% to the repair and remodel segment of the market, which we believe should grow at a higher rate than new construction for the foreseeable future.

“We were able to realize margin expansion of almost 300 basis points in our European Fenestration segment during the quarter, mainly due to pricing finally catching up to inflationary pressures that impacted results for much of 2018.  Results were softer than expected in our North American Cabinet Components segment, which was largely the result of extended customer downtime around the holidays and unplanned downtime related to severe weather in January.  For the full year, we continue to expect margin expansion on a consolidated basis as volume ramps, operating efficiency gains improve and price increases continue to take hold as the year progresses.  As is typical for our business, we were a net borrower in the first quarter, predominantly due to incentive payouts and share repurchases.  Inventories increased as expected in preparation for the spring selling season as well as some Brexit related stockpiling in Europe.  As a result, our leverage ratio increased, but we are confident in our ability to generate strong free cash flow in the second half and expect to continue deleveraging the balance sheet and buying back stock.  Despite depressed equity valuations in the residential housing industry, the fundamentals for our business remain positive, and as such we are comfortable reaffirming our full year 2019 guidance of 4% to 6% revenue growth and Adjusted EBITDA of $97 million to $107 million.”  (See Forward Looking Statements and Non-GAAP Terminology Definitions and Disclaimers sections for additional information)

First Quarter 2019 Results Summary

The Company reported the following selected financial results:

	Three Months Ended January 31,
	2019	2018
Net Sales	$196.8	$191.7
Net (Loss) Income	($3.6)	$4.9
Diluted EPS	($0.11)	$0.14

Adjusted Net Loss	($2.3)	($1.5)
Adjusted Diluted EPS	($0.07)	($0.04)
Adjusted EBITDA	$12.1	$13.1
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table and Selected Segment Data table for additional information)

The increase in net sales during the first quarter of 2019 was mainly the result of above market growth in the North American Fenestration segment combined with price increases related to raw material inflation recovery. (See Sales Analysis table for additional information)

The decrease in reported earnings was largely due to a $6.5 million, or $0.19 per diluted share, net tax benefit for the three months ended January 31, 2018, as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017.  The decrease in adjusted earnings was primarily attributable to an increase in selling, general and administrative expense driven by elevated medical costs.

Quanex remains focused on generating Free Cash Flow and expects to continue paying down debt and opportunistically repurchase stock.  As of January 31, 2019, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.4x.  Quanex expects to end fiscal 2019 with a leverage ratio between 1.5x and 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  During the three months ended January 31, 2019, Quanex repurchased 144,030 shares of common stock for approximately $2 million at an average price of $13.98 per share.  As of January 31, 2019, approximately $26 million remained under the existing share repurchase authorization.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share on Quanex’s common stock, payable March 29, 2019, to shareholders of record on March 18, 2019.

Conference Call and Webcast Information

The Company has scheduled a conference call for Wednesday, March 6, 2019, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 8465673, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 13, 2019.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 8465673.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, restructuring charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Quanex’s control and/or cannot be reasonably predicted, such as the provision for income taxes.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2019	2018 (1)

Net sales	$196,808	$191,666
Cost of sales	158,557	154,521
Selling, general and administrative	28,026	24,102
Restructuring charges	103	366
Depreciation and amortization	12,572	13,273
Operating loss	(2,450)	(596)
Interest expense	(2,442)	(2,441)
Other, net	256	424
Loss before income taxes	(4,636)	(2,613)
Income tax benefit	987	7,560
Net (loss) income	$(3,649)	$4,947

(Loss) income per common share, basic	$(0.11)	$0.14
(Loss) income per common share, diluted	$(0.11)	$0.14

Weighted average common shares outstanding:
Basic	33,098	34,662
Diluted	33,098	35,286

Cash dividends per share	$0.08	$0.04

(1) Updated to reflect adoption of ASU 2017-07.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,456	$29,003
Accounts receivable, net	71,678	84,014
Inventories, net	81,443	69,365
Prepaid and other current assets	7,282	7,296
Total current assets	177,859	189,678
Property, plant and equipment, net	198,717	201,370
Goodwill	221,225	219,627
Intangible assets, net	119,053	121,919
Other assets	8,886	9,255
Total assets	$725,740	$741,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,500	$52,389
Accrued liabilities	27,789	45,968
Income taxes payable	3,228	2,780
Current maturities of long-term debt	1,134	1,224
Total current liabilities	71,651	102,361
Long-term debt	229,550	209,332
Deferred pension and postretirement benefits	4,913	4,218
Deferred income taxes	15,549	17,215
Other liabilities	14,274	14,571
Total liabilities	335,937	347,697
Stockholders’ equity:
Common stock	374	374
Additional paid-in-capital	252,931	254,678
Retained earnings	235,979	242,834
Accumulated other comprehensive loss	(26,643)	(30,705)
Treasury stock at cost	(72,838)	(73,029)
Total stockholders’ equity	389,803	394,152
Total liabilities and stockholders' equity	$725,740	$741,849

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2019	2018
Operating activities:
Net (loss) income	$(3,649)	$4,947
Adjustments to reconcile net (loss) income to cash (used for) provided by operating activities:
Depreciation and amortization	12,572	13,273
Stock-based compensation	224	580
Deferred income tax	(1,877)	(8,483)
Other, net	785	130
Changes in assets and liabilities:
Decrease in accounts receivable	12,679	18,378
Increase in inventory	(11,601)	(6,926)
Decrease in other current assets	15	73
Decrease in accounts payable	(11,738)	(4,523)
Decrease in accrued liabilities	(18,850)	(10,629)
Increase in income taxes payable	422	344
Increase in deferred pension and postretirement benefits	684	860
(Decrease) Increase in other long-term liabilities	(27)	181
Other, net	118	(13)
Cash (used for) provided by operating activities	(20,243)	8,192
Investing activities:
Capital expenditures	(6,271)	(7,811)
Proceeds from disposition of capital assets	74	65
Cash used for investing activities	(6,197)	(7,746)
Financing activities:
Borrowings under credit facilities	43,000	9,500
Repayments of credit facility borrowings	(23,000)	(13,750)
Repayments of other long-term debt	(454)	(255)
Common stock dividends paid	(2,675)	(1,397)
Issuance of common stock	27	2,231
Payroll tax paid to settle shares forfeited upon vesting of stock	(322)	(706)
Purchase of treasury stock	(2,016)	-
Cash provided by (used for) financing activities	14,560	(4,377)
Effect of exchange rate changes on cash and cash equivalents	333	233
Decrease in cash and cash equivalents	(11,547)	(3,698)
Cash and cash equivalents at beginning of period	29,003	17,455
Cash and cash equivalents at end of period	$17,456	$13,757

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
Reconciliation of Adjusted Net (Loss) Income and Adjusted EPS	January 31, 2019			January 31, 2018
	Net Income	Diluted EPS		Net Income	Diluted EPS
Net (loss) income as reported	$(3,649)	$(0.11)		$4,947	$0.14
Reconciling items from below	1,334	0.04		(6,485)	(0.18)
Adjusted net loss and adjusted EPS	$(2,315)	$(0.07)		$(1,538)	$(0.04)

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2019			Three Months Ended January 31, 2018
	Reconciliation			Reconciliation
Net income as reported	$(3,649)			$4,947
Income tax benefit	(987)			(7,560)
Other, net	(256)			(424)
Interest expense	2,442			2,441
Depreciation and amortization	12,572			13,273
EBITDA	10,122			12,677
Reconciling items from below	1,971			378
Adjusted EBITDA	$12,093			$13,055

Reconciling Items	Three Months Ended January 31, 2019			Three Months Ended January 31, 2018
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$196,808	$-		$191,666	$-
Cost of sales	158,557	-		154,521	-
Selling, general and administrative	28,026	(1,868)	(1)	24,102	(12)	(1)
Restructuring charges	103	(103)	(2)	366	(366)	(2)
EBITDA	10,122	1,971		12,677	378
Depreciation and amortization	12,572	-		13,273	-
Operating loss	(2,450)	1,971		(596)	378
Interest expense	(2,442)	-		(2,441)	-
Other, net	256	21	(3)	424	(299)	(3)
Loss before income taxes	(4,636)	1,992		(2,613)	79
Income tax benefit	987	(658)	(4)	7,560	(6,564)	(4)
Net (loss) income	$(3,649)	$1,334		$4,947	$(6,485)

Diluted (loss) earnings per share	$(0.11)			$0.14

(1) Transaction and advisory fees, and in 2019, $1.2 million of severance related to a reorganization.
(2) Restructuring charges relate to the closure of several manufacturing plant facilities.
(3) Foreign currency transaction losses (gains).
(4) Impact on a with and without basis. January 31, 2019 and 2018 include $0.2 million and $6.5 million, respectively, adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration (1)	EU Fenestration (1)	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended January 31, 2019
Net sales	$109,049	$35,254	$53,853	$(1,348)	$196,808
Cost of sales	87,153	24,526	47,856	(978)	158,557
Selling, general and administrative	13,077	5,711	4,925	4,313	28,026
Restructuring charges	103	-	-	-	103
Depreciation and amortization	6,873	2,236	3,339	124	12,572
Operating income (loss)	1,843	2,781	(2,267)	(4,807)	(2,450)
Depreciation and amortization	6,873	2,236	3,339	124	12,572
EBITDA	8,716	5,017	1,072	(4,683)	10,122
Transaction and advisory fees	-	-	-	717	717
Severance related to reorganization	-	-	-	1,151	1,151
Restructuring charges	103	-	-	-	103
Adjusted EBITDA	$8,819	$5,017	$1,072	$(2,815)	$12,093
Adjusted EBITDA Margin %	8.1%	14.2%	2.0%		6.1%

Three months ended January 31, 2018 (2)
Net sales	$102,727	$33,996	$55,922	$(979)	$191,666
Cost of sales	80,098	24,833	50,219	(629)	154,521
Selling, general and administrative (3)	13,508	5,327	4,635	632	24,102
Restructuring charges	251	-	115	-	366
Depreciation and amortization	7,012	2,449	3,686	126	13,273
Operating income (loss)	1,858	1,387	(2,733)	(1,108)	(596)
Depreciation and amortization	7,012	2,449	3,686	126	13,273
EBITDA	8,870	3,836	953	(982)	12,677
Transaction and advisory fees	-	-	-	12	12
Restructuring charges	251	-	115	-	366
Adjusted EBITDA	$9,121	$3,836	$1,068	$(970)	$13,055
Adjusted EBITDA Margin %	8.9%	11.3%	1.9%		6.8%

(1) NA Fenestration and EU Fenestration were previously named "NA Engineered Components" and "EU Engineered Components," respectively.
(2) Updated to reflect the adoption of ASU 2017-07.
(3) Updated to reflect a reduction in corporate allocations of $0.6 million due to a change in allocation methodology during the fourth quarter of 2018.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended
	January 31, 2019	January 31, 2018

NA Fenestration:
United States - fenestration	$93,884	$88,216
International - fenestration	8,207	7,008
United States - non-fenestration	3,505	4,147
International - non-fenestration	3,453	3,356
	$109,049	$102,727
EU Fenestration (1):
International - fenestration	$30,724	$29,869
International - non-fenestration	4,530	4,127
	$35,254	$33,996
NA Cabinet Components:
United States - fenestration	$3,352	$3,445
United States - non-fenestration	49,962	52,006
International - non-fenestration	539	471
	$53,853	$55,922
Unallocated Corporate & Other:
Eliminations	$(1,348)	$(979)
	$(1,348)	$(979)

Net Sales	$196,808	$191,666

(1) Reflects a $2.1 million reduction in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2019.